EXHIBIT 23

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JetForm Corporation, dated March 30, 1994, of our report dated June 20, 2000 relating to the consolidated financial statements of JetForm Corporation which is included in the Annual Report on Form 10-K of JetForm Corporation for the year ended April 30, 2000.

As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JetForm Corporation, dated January 17, 1995, of our report dated June 20, 2000 relating to the consolidated financial statements of JetForm Corporation which is included in the Annual Report on Form 10-K of JetForm Corporation for the year ended April 30, 2000.

As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of JetForm Corporation, dated June 30, 1995, and as subsequently amended, of our report dated June 20, 2000 relating to the consolidated financial statements of JetForm Corporation which is included in the Annual Report on Form 10-K of JetForm Corporation for the year ended April 30, 2000.

As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JetForm Corporation, dated December 11, 1995, for its 1990 Employee Stock Option Plan and 1993 Employee Stock Option Plan, of our report dated June 20, 2000 relating to the consolidated financial statements of JetForm Corporation which is included in the Annual Report on Form 10-K of JetForm Corporation for the year ended April 30, 2000.

As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JetForm Corporation, dated December 11, 1995, for its 1995 Employee Stock Option Plan, of our report dated June 20, 2000 relating to the consolidated financial statements of JetForm Corporation which is included in the Annual Report on Form 10-K of JetForm Corporation for the year ended April 30, 2000.

As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of JetForm Corporation, dated December 20, 1996, of our report dated June 20, 2000 relating to the consolidated financial statements of JetForm Corporation which is included in the Annual Report on Form 10-K of JetForm Corporation for the year ended April 30, 2000.



As independent chartered accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of JetForm Corporation, dated July 8, 1998, of our report dated June 20, 2000 relating to the consolidated financial statements of JetForm Corporation which is included in the Annual Report on Form 10-K of JetForm Corporation for the year ended April 30, 2000.

/s/ PricewaterhouseCoopers LLP
-----------------------------------
Chartered Accountants
Ottawa, Ontario
July 26, 2000

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.